Exhibit 32.2

Certification of Treasurer & Controller
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Paul Sledz, Principal Accounting Officer of Comtex News Network, Inc. (the “Company”) certifies in his capacity as an officer of the Company that he has reviewed the Report of the Company on Form 10-QSB for the period ended December 31, 2007 and that to the best of his knowledge:

1.	the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

February 12, 2008	/s/ Paul Sledz
Paul Sledz
Treasurer & Controller
Principal Accounting Officer